UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2016

Vivint Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36642 (Commission File Number)	45-5605880 (IRS Employer Identification No.)

3301 N. Thanksgiving Way, Suite 500

Lehi, Utah 84043

(Address of principal executive offices, including zip code)

(877) 404-4129

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2016, Vivint Solar, Inc. (the “Company”) issued a press release announcing that Gregory Butterfield had tendered his resignation from the Board of Directors (the “Board”) of the Company and from his position as President and Chief Executive Officer of the Company, effective immediately. There were no known disagreements between Mr. Butterfield and the Company or any officer or director of the Company that led to Mr. Butterfield’s resignation.

The Company also announced the appointment of David Bywater as the Company’s Interim Chief Executive Officer, effective immediately. Mr. Bywater will serve as the Company’s primary executive officer while the Company conducts a search for a new Chief Executive Officer. Mr. Bywater will take a leave of absence from his current employer, APX Group Holdings, Inc., while he serves as the Interim Chief Executive Officer of the Company.

David Bywater, age 46, has served as the Chief Operating Officer of APX Group, Inc., the parent company of Vivint, Inc., since July 2013. Before joining APX, Mr. Bywater served as Executive Vice President and Corporate Officer for Xerox, and was the Chief Operating Officer of its State Government Services from 2010 to July 2013. Prior to that, from 2003 to 2010, Mr. Bywater worked at Affiliated Computer Services (ACS), where, during his tenure, he managed a number of their business units. ACS was acquired by Xerox in 2010. From 1999 to 2003, Mr. Bywater was a senior manager at Bain & Company. Mr. Bywater holds a Bachelor of Science degree in economics from Brigham Young University and an MBA from Harvard Business School.

Following Mr. Butterfield’s resignation, the Board decreased the authorized number of directors from eight to seven, and thereby eliminated the vacancy left as a result of Mr. Butterfield’s departure.

Pursuant to a separation agreement and release of claims entered into with the Company (the “Release”), Mr. Butterfield will receive the following payments and benefits:

•	A severance payment equal to $1,000,000, payable in installments over the 18-month period beginning on the date of his termination of employment (the “Termination Date”), in lieu of specified payments that Mr. Butterfield would have been entitled to receive pursuant to an involuntary termination protection agreement between the Company and Mr. Butterfield (“the Involuntary Termination Protection Agreement”).

•	Continuing payments to reimburse him for COBRA continuation coverage for a period of up to 18 months beginning on the Termination Date, or, if such reimbursements would result in an excise tax, a lump sum payment of $36,000 in lieu of such reimbursements, in accordance with the terms of the Involuntary Termination Protection Agreement.

•	Vesting will be accelerated with respect to options to purchase 156,004 shares of common stock of the Company, such that Mr. Butterfield will hold vested options to purchase up to a total of 1,803,064 shares of common stock of the Company. All vested options to purchase shares of common stock of the Company held by Mr. Butterfield will remain outstanding and exercisable until the third anniversary of the Termination Date, provided that Mr. Butterfield has agreed not to sell any shares acquired pursuant to the exercise of any such options prior to the 91st day following the Termination Date. All options that are unvested as of the Termination Date will be forfeited as of the Termination Date.

All such payments and benefits are subject to the effectiveness of the Release by Mr. Butterfield, and his continued compliance with covenants regarding competitive activity and non-solicitation of the Company’s customers and employees for an 18-month period following the Termination Date, covenants regarding non-disparagement during the 3-year period following the Termination Date, and indefinite covenants regarding confidential information of the Company. The foregoing description of the Release does not purport to be complete and is qualified in its entirety by reference to the complete text of the Release, which will be filed as an exhibit to Vivint Solar’s quarterly report on Form 10-Q for the quarter ending June 30, 2016.

In connection with Mr. Bywater’s appointment, the Company and Mr. Bywater entered into a letter agreement (the “Offer Letter”), pursuant to which Mr. Bywater will serve as the Company’s Interim Chief Executive Officer beginning on May 2, 2016 (the “Start Date”), until the earliest to occur of May 2, 2017, the date on which the Board approves a successor Chief Executive Officer of the Company, and his voluntary resignation or termination of employment by the Board.

Under the terms of the Offer Letter, Mr. Bywater will be entitled to the following payments and benefits:

•	A monthly base salary equal to $44,204.

•	A sign-on bonus in an amount equal to $150,000, payable within 30 days of his appointment. The sign-on bonus must be repaid to the Company if he resigns from his employment prior to the earlier of the first anniversary of the Start Date, and the date on which the Board approves a successor Chief Executive Officer of the Company.

•

A one-time grant of an option to purchase 1,000,000 shares of common stock of the Company, subject to an exercise price equal to the closing price per share of the Company on the Start Date. The option award shall vest on the first anniversary of the Start Date, or, if earlier, on the date on which the Board approves a successor Chief Executive

Officer of the Company, in each case subject to Mr. Bywater’s continued employment through such date. In any event, the option award, to the extent vested, will be exercisable beginning on the first anniversary of the Start Date and shall remain outstanding and exercisable until the tenth anniversary of the Start Date. Except as set forth in the Offer Letter, the option shall otherwise be subject to the standard terms and conditions of the Company’s 2014 Equity Incentive Plan, and the award agreements entered into pursuant thereto.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, which will be filed as an exhibit to Vivint Solar’s quarterly report on Form 10-Q for the quarter ending June 30, 2016.

Mr. Bywater also entered into a letter agreement with 313 Acquisition LLC (“313 Acquisition”) and APX Group, Inc., regarding the terms of his leave of absence from APX Group Holdings, Inc., his duties and responsibilities to APX Group Holdings, Inc. and its affiliates during his leave of absence, and changes to his base salary and incentive compensation during the leave of absence. Mr. Bywater will not receive a base salary from APX Group Holdings, Inc. during the leave of absence. However, the leave of absence will not affect Mr. Bywater’s eligibility to earn an annual bonus in respect of the 2016 fiscal year, and his annual bonus, if any, will not be prorated as a result of the leave of absence. In addition, the incentive units of 313 Acquisition awarded to Mr. Bywater will continue to be eligible to vest during the leave of absence in accordance with the applicable award agreements entered into with 313 Acquisition. 313 Acquisition is the majority shareholder of the Company. APX Group Holdings, Inc. is a consolidated subsidiary of 313 Acquisition and therefore may be considered an affiliate of the Company.

The Company’s press release relating to Mr. Butterfield’s resignation and Mr. Bywater’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission:

Exhibit Number	Description

99.1	Vivint Solar, Inc. Press Release dated May 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivint Solar, Inc.

By:	/s/ SHAWN J. LINDQUIST
Shawn J. Lindquist Chief Legal Officer, Executive Vice President and Secretary

Date: May 2, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Vivint Solar, Inc. Press Release dated May 2, 2016